Exhibit 10.2

SUPPLEMENTAL LETTER DATED 28 OCTOBER 2024

TO THE PARTNERSHIP AGREEMENT DATED 20 SEPTEMBER 2024 (“AGREEMENT”)

BETWEEN:

TREASURE GLOBAL INC. (Registration No.: 7908921), a Nasdaq listed company incorporated in the State of Delaware, United States of America and having its registered office at 276 5th Avenue Suite, 704 #739 New York, NY 10001, United States (“TGL”) of the first part;

AND

CREDILAB SDN. BHD. (Registration No.: 202001025173(1381493-W)), a company incorporated in Malaysia and having its business address at B02-D-17, Menara 3, No. 3, Jalan Bangsar, KL Eco City, 59200 Kuala Lumpur, W.P. Kuala Lumpur (“CLSB”) of the second part.

Unless otherwise defined, all the terms used herein shall bear the same meaning as such terms defined in the Agreement.

1.	Incidental to further discussion between the Parties, the Parties hereby agree to amend, vary and/or modify the Agreement by making the following amendments to Clause 4.2 of the Agreement:

“4.2	CLSB agrees that it shall share the profits derived from the Portfolio Clients with TGL, as follows:

4.2.1	half of the Revenue; and

4.2.2	the Processing Fee,

as compensation for the introduction and facilitation of the Portfolio Clients to CLSB (“Compensation”).”

2.	Save for the above, all the terms and conditions of the Agreement shall remain and continue to be in full force and effect.

3.	This letter shall be governed by the laws of Malaysia.

[The rest of this page is intentionally left blank]

TGL

For and on behalf of	)
TREASURE GLOBAL INC	)
Registration No: 7908921)
)
/s/ Carlson Thow
Name: Carlson Thow Designation: Director

CLSB

For and on behalf of	)
CREDILAB SDN BHD	)
Registration No: 202001025173 (1381493-W))
in the presence of	)
/s/ Chai Ching Loong
Name: Chai Ching Loong Designation: Director